Exhibit 10.24

AGREEMENT BETWEEN TULLY’S COFFEE CORPORATION AND GUARANTOR

RE BENAROYA CAPITAL FINANCING

THIS AGREEMENT is entered into this 12th day of July, 2007 (the “Effective Date”), among TULLY’S COFFEE CORPORATION, a Washington corporation (the “Company”), and MARY KAY MCCAW (the “Guarantor”), and, for purposes of Sections 6.1 and 7 only, TOM T. O’KEEFE (“Tom O’Keefe”).

RECITALS

A. On April 26, 2007, the Company entered into a loan facility (as amended, the “Loan Facility”) with Benaroya Capital, LLC (“Lender”). As of the Effective Date, the Loan Facility is being amended by agreement of the Company and the Lender.

B. In connection with the Loan Facility, the Lender has required the Guarantor to execute and deliver that certain Guaranty Agreement of even date herewith (the “Guaranty”) pursuant to which the Guarantor guarantees the payment of a certain portion of the Company’s obligations pursuant to the Loan Facility.

C. The parties desire to enter into this Agreement to evidence certain terms and conditions they have agreed upon in connection with the Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises herein contained, the parties hereto agree as follows:

1. Guarantor Compensation. In consideration of the Guarantor’s execution and delivery of the Guaranty, the Company shall provide to the Guarantor the compensation described in the attached Exhibit A.

2. Indemnification; Attorneys Fees. The Company hereby agrees to indemnify, defend and hold harmless the Guarantor from and against any and all claims, liabilities, payments, costs and expenses incurred by the Guarantor arising out of or related to the Guaranty. Without limiting the foregoing, the Company shall indemnify the Guarantor from and against any amounts paid by Guarantor to Lender pursuant to the Guaranty and the Company shall reimburse Guarantor, on demand, for all attorneys fees and other costs incurred in connection with the Guaranty or this Agreement.

3. Covenant Not to Incur Additional Secured Debt Without Guarantor Approval. The Company hereby agrees that, without the prior written consent of the Guarantor, the Company shall not enter into any agreement, undertaking or arrangement of any kind to grant a security interest in any assets of the Company other than the security interest granted in connection with the Loan Facility or to the Guarantor under this Agreement. Notwithstanding the foregoing, the Company may amend, renew, cancel, reduce or otherwise modify the agreements with Northrim Funding (but not increase the amounts that the Company is permitted to borrow thereunder), pursuant to which the Company has granted a security interest to Northrim, and may enter into franchising and licensing agreements which may grant the franchisee or licensee certain actual or conditional rights related to trademarks of the Company.

4. Covenant to Repay Loan.

4.1 Equity Investment. If, after the date of this Agreement, the Company completes a financing transaction involving the issuance of debt, equity or convertible securities in the Company, including without limitation any security exercisable (with or without additional consideration) for, or convertible (with or without additional consideration) into capital stock of the Company, then the Company shall pay off the outstanding balance of the Loan and, at the Guarantor’s request, obtain a release of the Guaranty. The exercise of stock options and warrants to purchase common stock shall not be considered a sale of stock for purposes of this provision.

4.2 Change of Control. If, after the date of this Agreement, there is a sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than a merger effected exclusively for the purpose of changing the domicile of the Company), then the Company shall pay off the outstanding balance of the Loan and, at any Guarantor’s request, obtain a release of the Guaranty.

5. Notices. The Company hereby agrees to give the Guarantor written notice of each of the following: (a) any default by the Company under any of the documents related to the Loan; (b) the commencement of any legal proceedings by Lender against the Company, (c) any amendment, modification, extension, waiver or restatement of any kind entered into or made with respect to any the documents entered into in connection with the Loan.

6. Subrogation.

6.1 Subordination. Tom O’Keefe hereby agrees to defer the exercise of any claims he has or may acquire against the Company in respect of the obligations of the Company to Lender guaranteed by Tom O’Keefe, including rights of exoneration, reimbursement and subrogation, until the Guaranteed Obligations (as such term is defined in the Guaranty) have been paid in full and any amounts owed to the Guarantor in respect of such Guaranteed Obligations have been fully and finally paid. This waiver is given to induce Guarantor to enter into the Guaranty.

6.2 Recovery. For the avoidance of doubt, the Company agrees that all Guaranteed Obligations paid to the Lender by the Guarantor shall accrue interest at the default rate under the Note until reimbursed by the Company.

7. Miscellaneous.

7.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs, and legatees of the parties hereto.

7.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.3 Modifications. This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and may be modified or amended only by written agreement between all of the parties hereto.

7.4 Applicable Law. This Agreement and its validity, construction, and performance shall be governed by the laws of the State of Washington.

7.5 Jurisdiction and Venue. The parties hereby irrevocably submit to the jurisdiction of any federal, state or other court sitting in the state or federal court district in King County, Washington, U.S.A. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM CONCERNING THIS AGREEMENT OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH OR ANY OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

7.6 Fees and Costs. The prevailing party in any litigation under this Agreement shall be entitled to reasonable attorneys’ fees and costs incurred in connection therewith.

[Signature Page Follows]

This Agreement Between Tully’s Coffee Corporation And Guarantor Re Benaroya Capital Financing is executed as of the day and year first written above.

GUARANTOR:

/s/ MARY KAY MCCAW
MARY KAY MCCAW

For purposes of Sections 6.1 and 7 only:

/s/ TOM T. O’ KEEFE
TOM T. O’KEEFE

TULLY’S COFFEE CORPORATION:

By:	/s/ JOHN K. BULLER
Name:	John K. Buller
Title:	President and CEO

Exhibit A

to Agreement between Tully’s Coffee Corporation and Guarantor re Benaroya Capital Financing

Guarantor Compensation

1. Cash commitment fee: On the Effective Date, the Company shall pay the Guarantor a cash commitment fee in the amount of $167,100.

2. Warrant commitment fee: On the Effective Date, the Company pay the Guarantor a warrant commitment fee by issuing to the Guarantor a warrant in the form of Exhibit B attached hereto, granting Guarantor the right to purchase from the Company 21,000 shares of common stock of the Company.

3. Facility draw fee: On a quarterly basis, the Company shall pay to Guarantor a facility draw fee computed at the annual rate of 2% (computed on daily balance, compounded monthly) on the amount of outstanding indebtedness under the Loan Facility that exceeds $5,000,000.

In addition, as promptly as possible after the Effective Date, the Company shall reimburse the Guarantor for legal fees and costs incurred in connection with this transaction.

AGREEMENT BETWEEN TULLY’S COFFEE AND GUARANTORS

RE BENAROYA CAPITAL FINANCING

EXHIBIT B- FORM OF WARRANT